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Exhibit 99.1

ACS to Pursue $175 Million Private Placement of Senior Notes and $250 Million Senior Secured Credit Facility

ANCHORAGE, Alaska—(BUSINESS WIRE)—Aug. 7, 2003—Alaska Communications Systems Holdings, Inc. (Nasdaq:ALSK) announced today that it is pursuing the issuance of $175 million aggregate principal amount of senior unsecured notes due 2011 (the "Notes") through a private placement to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The purpose of the private placement is to recapitalize the company through the issuance of the Notes, the simultaneous entering into of a new bank credit agreement relating to a term loan facility in an aggregate principal amount of $200 million and a revolving credit facility in a principal amount of $50 million, and the repayment in full of approximately $320.7 million in borrowings under the Company's existing bank credit facility with a portion of the net proceeds from the Notes and the new term loan facility. The remaining net proceeds will finance general corporate needs of the Company.

The notes will not be registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

ABOUT ALASKA COMMUNICATIONS SYSTEMS—ACS is the leading integrated, facilities-based telecommunications services provider in Alaska, offering local telephone, wireless, Internet and interexchange services to business and residential customers throughout Alaska. ACS currently services over 339,000 access lines, and has approximately 83,000 wireless customers, 45,000 Internet customers, and 44,000 long distance customers. More information can be found on the Company's website at http://www.alsk.com.

Cautionary Notice Regarding Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of Alaska Communications. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: rapid technological developments and changes in the telecommunications industries; ongoing deregulation in the telecommunications industry as a result of the Telecommunications Act of 1996 and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation; regulatory limitations on the Company's ability to change its pricing for communications services; the possible future unavailability of SFAS No. 71 to the Company's wireline subsidiaries; and possible changes in the demand for the Company's products and services. In addition to these factors, actual future performance, outcomes and results may differ materially because of other, more general, factors including (without limitation) changes in general industry and market conditions and growth rates; changes in interest rates or other general national, regional or local economic conditions; governmental and public policy changes; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; and the continued availability of financing in the amounts, at the terms and on the conditions necessary to support the Company's future business. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The information contained in this release is as of August 7, 2003. The Company undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.

        Contacts

Alaska Communications Systems Group, Inc.
Kevin P. Hemenway, 907-297-3000
 www.acsalaska.com
or
the blueshirt group
Chris Danne / Brinlea Johnson, 415-217-7722
 chris@blueshirtgroup.com
brinlea@blueshirtgroup.com

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  Exhibit 99.1